UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K/A

CURRENT REPORT

(AMENDMENT NO. 1)

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014 (October 30, 2014)

GARNERO GROUP ACQUISITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36482	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Av Brig. Faria Lima
1485-19 Andar
Brasilinvest Plaza CEP 01452-002
Sao Paulo
Brazil
(Address of Principal Executive Offices) (Zip Code)

(55) 1130947970

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

COMMENCING AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, AS AMENDED (THIS “REPORT”), GARNERO GROUP ACQUISITION COMPANY (“GGAC”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS SHAREHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING GGAC SECURITIES, REGARDING ITS BUSINESS COMBINATION WITH WISEKEY SA (“WISEKEY” OR THE “COMPANY”), AS DESCRIBED IN THIS REPORT. THIS REPORT, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

EARLYBIRDCAPITAL, INC. (“EBC”), THE MANAGING UNDERWRITER OF GGAC’S INITIAL PUBLIC OFFERING (“IPO”) DECLARED EFFECTIVE IN JUNE 2014, IS ASSISTING GGAC IN THESE EFFORTS, FOR WHICH EBC WILL RECEIVE A FEE OF $4,600,000 IF THE BUSINESS COMBINATION IS SUCCESSFULLY CONSUMMATED. GGAC, ITS DIRECTORS AND EXECUTIVE OFFICERS AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF GGAC SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION.

SHAREHOLDERS OF GGAC AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, GGAC’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH GGAC’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ GGAC’S FINAL PROSPECTUS, DATED JUNE 25, 2014, AND GGAC’S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED JUNE 30, 2014, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF GGAC’S OFFICERS AND DIRECTORS AND OF EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO SHAREHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE BUSINESS COMBINATION. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: GARNERO GROUP ACQUISITION COMPANY, C/O BRASILINVEST INTERNATIONAL, 2665 SOUTH BAYSHORE DRIVE, SUITE 220, MIAMI, FLORIDA 33133, ATTN: JAVIER MARTIN RIVA. THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS AND ANNUAL REPORT ON FORM 10-K CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

CERTAIN OF WISEKEY’S FINANCIAL INFORMATION AND DATA CONTAINED IN THE EXHIBITS HERETO ARE UNAUDITED AND/OR WERE PREPARED BY WISEKEY AS A PRIVATE COMPANY AND DO NOT CONFORM TO SEC REGULATION S-X. Moreover, they contain certain financial information not derived in accordance with US GAAP. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN GGAC’S PRELIMINARY AND DEFINITIVE PROXY STATEMENTS TO SOLICIT SHAREHOLDER APPROVAL OF THE BUSINESS COMBINATION.

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The financial estimates and projections for WISeKey contained in the exhibits hereto are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond WISeKey’s control. While all estimates and projections are necessarily speculative, WISeKey believes that the prospective financial information covering periods beyond twelve months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the estimates and projections. The inclusion of the estimates and projections in the exhibits hereto should not be regarded as an indication that WISeKey, or its representatives, considered or CONSIDERS the estimates or projections to be a reliable prediction of future events. WISeKey is not warranting AS TO the accuracy, reliability, appropriateness or completeness of the estimates or projections to anyone. Neither WISeKey’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of WISeKey compared to the information contained in the estimates and projections, and none of them undertakes or intends to undertake any obligation to update or otherwise revise the estimates or projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the estimates and projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. neither ggac nor WISeKey will refer back to these estimates and forecasts in future periodic reports filed under the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

This report and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GGAC or WISEKEY, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This report and the exhibits hereto include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. WISEKEY’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, GGAC’S and WISEKEY’s expectations with respect to future performance, anticipated financial impacts of the BUSINESS COMBINATION and related transactions; approval of the BUSINESS COMBINATION and related transactions by security holders; the satisfaction of the closing conditions to the BUSINESS COMBINATION and related transactions; and the timing of the completion of the BUSINESS COMBINATION and related transactions.

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These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the parties’ control and difficult to predict. Factors that may cause such differences include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the business in which WISEKEY is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of SERVICES THAT WISEKEY PROVIDES; general economic conditions; and geopolitical events and regulatory changes. Other factors include the possibility that the BUSINESS COMBINATION does not close, including due to the failure to receive required security holder approvals, or the failure TO SATISFY other closing conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in GGAC’S most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning GGAC and WISEKEY, the BUSINESS COMBINATION, the related transactions or other matters and attributable to GGAC and WISEKEY or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither GGAC nor WISEKEY undertakeS or acceptS any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

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EXPLANATORY NOTE

This Report is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by GGAC with the Securities and Exchange Commission (the “SEC”) on October 31, 2014 (the “Original Filing”).

The purpose of this Amendment No. 1 is to update certain information contained in the Original Filing as well as to file an investor presentation.

Items 1.01, 7.01 and 9.01 of the Original Filing are accordingly being amended and restated in their entirety below. No other changes are being made to the Original Filing.

Item 1.01         Entry into a Material Definitive Agreement.

General; Structure of Business Combination

On October 30, 2014, GGAC, a Cayman Islands exempted company, entered into a Share Purchase Agreement (the “SPA”) by and among GGAC, WISeKey, a Swiss company, WISeTrust SA, a Swiss company (“WISeTrust”), the shareholders listed on the signature page thereto (the “Shareholders”), and the optionholders listed on the signature page thereto (the “Optionholders” and together with WISeTrust and the Shareholders, collectively, the “Sellers”). Simultaneously with the execution of the SPA, GGAC entered into an Asset Purchase Agreement (the “APA”) by and among GGAC, WISeKey and WISeTrust.

WISeKey is a digital information security company. Headquartered in Geneva, Switzerland, WISeKey presides over physical infrastructures, mobile networks, and the Web to ensure secure communications, exclusive relationships, protected identities, and authenticated transactions. As a fully-autonomous and independent organization, WISeKey creates protected and trusted digital identities for individuals, groups, organizations and communities around the world. Since its inception in 1999, WISeKey has enabled public and private organizations to identify individuals and assets and engage in safe, secure and confidential electronic communications and transactions.

Pursuant to the SPA, GGAC will acquire from the Sellers approximately 70% of the common shares of WISeKey. Additionally, pursuant to the SPA, promptly after signing, GGAC caused to be submitted to the holders of the remaining WISeKey common shares irrevocable and binding offers (“Tender Offers”) to purchase such common shares from them simultaneously with the consummation of the transactions contemplated by the SPA and APA. Holders of approximately 23% of the remaining WISeKey common shares accepted this offer. Simultaneously with the Tender Offers, WISeKey engaged in a rights offering of its securities to the Shareholders (“Rights Offer”) raising an aggregate of approximately $1.4 million. The purchasers of the securities sold in the Rights Offer have committed to sell such securities to GGAC simultaneously with the consummation of the SPA.

As a result of the foregoing, upon consummation of the transactions, GGAC will be acquiring approximately 93% of the outstanding and to be issued WISeKey common shares for an aggregate of 13,436,055 ordinary shares, par value $0.0001 per share (“GGAC Ordinary Shares”), of GGAC, subject to adjustment upon certain events.

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Mario Garnero, the Chairman and Chief Executive Officer of GGAC, and Brasilinvest International LLC, an affiliate of Mr. Garnero, are security holders of WISeKey. Additionally, Mr. Garnero is currently an advisor to WISeKey. As security holders of WISeKey, Mr. Garnero and Brasilinvest participated in the Tender Offers and as a result, upon consummation of the transactions, will receive an aggregate of 42,746 GGAC Ordinary Shares upon exchange of their securities in WISeKey as described above.

Pursuant to the APA, GGAC will acquire from WISeKey and WISeTrust all of the equity interests in WISeKey USA Inc., a joint venture conducting WISeKey’s business in the United States, and certain rights and assets owned by WISeTrust related to the operations of WISeKey USA in exchange for an aggregate of $15,000,000 in cash and an aggregate of 1,026,323 GGAC Ordinary Shares.

Upon the consummation of the transactions described herein, assuming approval of GGAC shareholders at the Special Meeting (defined below), GGAC will change its name to “GGWISeKey Inc.”

The transactions are expected to be consummated in the first quarter of 2015 after the required approval by the shareholders of GGAC and the fulfillment of certain other conditions, all as described herein and in the SPA and APA.

The following summaries of the SPA, the APA, and the other agreements to be entered into by the parties in connection with the business combination are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Lock-Up

Notwithstanding the registration rights described below, the shareholders of WISeKey will not be able to sell any of the GGAC Ordinary Shares that they receive in the transactions for one year after the closing, subject to certain exceptions.

Registration Rights

WISeKey shareholders will be granted the right, pursuant to a registration rights agreement (“RRA”), to demand that GGAC register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all of the ordinary shares of GGAC to be issued to them in the transactions following the closing. In addition, such shareholders will be granted certain “piggyback” registration rights with respect to such shares.

Indemnification of GGAC and Company Shareholders

The Sellers have agreed to indemnify and hold harmless GGAC for any inaccuracies or breaches of their representations and warranties or for the non-fulfillment or breach of any covenant or agreement contained in the SPA and APA.

To provide a fund for payment to GGAC with respect to its post-closing rights to indemnification under the SPA and APA, there will be placed in escrow (with an independent escrow agent) an aggregate of 10% of the GGAC Ordinary Shares issuable to the Sellers at closing (“Indemnity Escrow Fund”) under the SPA and APA. The escrow will be the sole remedy for GGAC with respect to its rights to indemnification under the SPA and APA. On the date that is the earlier of (i) 5 business days after the date on which GGAC is required to file its Annual Report on Form 10-K for its 2015 fiscal year or (ii) April 15, 2016, the shares remaining in the Indemnity Escrow Fund will be released to WISeKey holders except for any shares subject to pending claims and certain other matters.

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No amount for indemnification shall be payable to GGAC unless and until the aggregate amount of all indemnifiable losses otherwise payable exceeds a set deductible amount. The aggregate liability for losses of GGAC shall not in any event exceed the value of the Indemnity Escrow Fund. GGAC shall have no claim for indemnity against the Sellers other than for any of the shares placed in escrow.

Representations and Warranties

The SPA and APA contain representations and warranties of WISeKey, the Sellers and GGAC relating to, among other things, (a) proper organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the SPA and APA, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of real property and other properties, including intellectual property, (h) accounts receivable, (i) contracts, (j) title to, and condition of, properties and environmental condition thereof, (k) absence of certain changes, (l) employee matters, (m) compliance with laws, (n) litigation and (o) regulatory matters.

Covenants

GGAC and WISeKey have each agreed to take such actions as are necessary, proper or advisable to consummate the transactions contemplated by the SPA and APA. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The SPA and APA also contain additional covenants of the parties, including, among others, covenants providing for:

(i)	The parties to use commercially reasonable best efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by such agreements;

(ii)	The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

(iii)	The preparation and filing by GGAC of a proxy statement to solicit proxies from the GGAC shareholders regarding, among other things, the approval of the transactions contemplated by the SPA and APA, approval of amendments to GGAC’s Amended and Restated Memorandum and Articles of Association (“Charter Documents”), including the change of GGAC’s name to “GGWISeKey Inc.,” adoption of a share option plan, and election of directors to GGAC’s board of directors;

(iv)	GGAC to use its commercially reasonable best efforts to maintain the listing of GGAC’s ordinary shares and warrants on Nasdaq;

(v)	WISeKey to provide periodic financial information to GGAC through the closing;

(vi)	WISeKey and the Sellers to waive their rights to make claims against GGAC to collect from the trust fund established for the benefit of the holders of the shares sold in GGAC’s IPO (“Public Shares”) for any monies that may be owed to them by GGAC; and

(viii)	The conversion of WISeKey’s 2012 and 2013 audited financial statements and nine-month 2014 interim unaudited financial statements from Swiss GAAP to U.S. GAAP.

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Conditions to Closing

General Conditions

Consummation of the transactions is conditioned on (i) the GGAC shareholders approving the transactions contemplated by the SPA and APA at a meeting called for such purposes (the “Special Meeting”), and (ii) the holders of not more than 12,042,649 of the Public Shares exercising their right to convert their Public Shares into a pro-rata portion of the trust fund.

In addition, the consummation of the transactions contemplated by the business combination is conditioned upon, among other things, (i) no order, injunction, judgment or decree being issued by any governmental authority or enactment of any statute, rule, regulation or other order which would prohibit in whole or in part, the consummation of such transactions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the business combination have been materially complied with by each party and (iv) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings.

Company’s Conditions to Closing

The obligations of WISeKey and the Sellers to consummate the transactions contemplated by the SPA and APA also are conditioned upon, among other things:

•	there being no material adverse effect affecting GGAC that has occurred since the signing of the SPA and APA;

•	certain officers and directors of GGAC shall have resigned effective on the closing of the transactions and certain directors shall have been elected by GGAC’s shareholders to serve on GGAC’s board of directors;

•	receipt by Company of an opinion of GGAC’s counsel in agreed form;

•	GGAC shall be in compliance with the reporting requirements under the Exchange Act and have maintained the listing of its securities for trading on Nasdaq; and

•	the RRA shall be executed by the parties thereto.

GGAC’s Conditions to Closing

The obligations of GGAC to consummate the transactions contemplated by the SPA and APA, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there being no material adverse effect affecting WISeKey that has occurred since the signing of the SPA and APA;

•	employment agreements with certain of WISeKey’s employees shall be in full force and effect, subject to the closing of the transactions;

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•	a lock-up agreement shall be executed by each Seller;

•	the Optionholders shall have exercised their respective options and WISeKey shall have issued WISeKey common shares upon exercise of such options to the Optionholders;

•	WISeKey’s financial statements have been converted to U.S. GAAP and do not differ from the Swiss GAAP financial statements in a manner that causes any condition to closing to not be met or which otherwise identifies a material adverse effect that has occurred with respect to WISeKey;

•	(i) all outstanding indebtedness owned by any Company insider shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which WISeKey has guaranteed the payment or performance of any obligations of any Company insider to a third party shall have been terminated; and (iii) no Company insider shall own any direct equity interests in any subsidiary of WISeKey; and

•	receipt by GGAC of opinions of Company’s counsel in agreed form.

Waivers

If permitted under applicable law, either GGAC or WISeKey may waive any inaccuracies in the representations and warranties made to such party contained in the SPA or APA and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the SPA or APA. The condition requiring that the holders of not more than 12,042,649 of the Public Shares have exercised their right to convert their Public Shares into a pro-rata portion of the trust fund may not be waived. There can be no assurance that all of the conditions will be satisfied or waived.

Termination

The SPA may be terminated at any time, but not later than the closing, as follows:

(i)	by mutual written consent of GGAC, WISeKey, and WISeTrust, as representative to the Sellers (the “Representative”) on behalf of the Sellers;

(ii)	by either GGAC, WISeKey, or the Representative on behalf of the Sellers if the transactions are not consummated within 120 days of the date of the SPA;

(iii)	by either GGAC, WISeKey, or the Representative on behalf of the Sellers if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the business combination, which order, decree, ruling or other action is final and nonappealable;

(iv)	by either GGAC or the Representative on behalf of the Sellers if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 30 days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

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(v)	by either GGAC, WISeKey, or the Representative on behalf of the Sellers if, at the GGAC shareholder meeting, the business combination shall fail to be approved by holders of GGAC’s ordinary shares as required by GGAC’s Charter Documents or the holders of more than 12,042,649 of the Public Shares exercise conversion rights; or,

(vi)	by GGAC fifty (50) days (the “Notice Period”) after the date that the Company delivers the Offer (the “Notice Date”) to the shareholders of the Company (the “ROFR Shareholders”) who are party to the Shareholders’ Agreement if and only if (x) a ROFR Shareholder has given written notice to the Company of his/her/its intent to enforce his/her/its rights of first refusal under the Shareholders’ Agreement within the twenty (20) day period following the Notice Date (as provided under the Shareholders’ Agreement) and (y) upon expiration of the Notice Period, such ROFR Shareholder has not withdrawn or otherwise indicated intent to withdraw his/her/its enforcement of his/her/its rights of first refusal.

If GGAC enforces its right to terminate the SPA pursuant to clause (vi) above, WISeKey will be required to pay GGAC a fee of $1,600,000.

Item 7.01       Regulation FD Disclosure.

Press Release

On October 31, 2014, GGAC issued a press release announcing execution of the SPA and APA. On November 17, 2014, GGAC issued an additional press release announcing the results of the Tender Offers and Rights Offer. Such press releases (included as Exhibits 99.1 and 99.2, respectively, to this Form 8-K) are included as Regulation FD Disclosure material.

Investor Meetings

Attached as Exhibit 99.3 to this Report is the form of investor presentation to be used by GGAC in presentations to certain of its shareholders and other persons interested in purchasing GGAC Ordinary Shares.

The information under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 9.01       Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1†	Share Purchase Agreement, dated as of October 30, 2014, by and among Garnero Group Acquisition Company, WISeKey SA, WISeTrust SA, the shareholders listed on the signature page thereto, and the optionholders listed on the signature page thereto.*
2.2†	Asset Purchase Agreement, dated as of October 30, 2014, by and among Garnero Group Acquisition Company and WISeTrust SA.*
99.1†	Press release dated October 31, 2014.
99.2	Press release dated November 17, 2014.
99.3	Investor Presentation.

† Previously filed.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). GGAC agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2014

GARNERO GROUP ACQUISITION COMPANY

By:	/s/ Mario Garnero
Name:	Mario Garnero
Title:	Chief Executive Officer

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